UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 5, 2010 (November 1, 2010)

GASTAR EXPLORATION LTD.
(Exact Name of Registrant as Specified in its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 LAMAR STREET, SUITE 1080
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on September 21, 2010, Gastar Exploration USA, Inc., a wholly-owned subsidiary of Gastar Exploration Ltd. (collectively, the “Company”), entered into a purchase and sale agreement (the “JV Agreement”) with Atinum Marcellus I LLC (“Atinum”), an affiliate of Atinum Partners Co., Ltd, a Korean investment firm (the “Atinum Joint Venture”).  Pursuant to the JV Agreement, the Company agreed to assign to Atinum an initial 21.43% interest in all of its existing Marcellus Shale assets in West Virginia and Pennsylvania, which consists of approximately 34,200 net acres and a 50% working interest in 16 producing shallow conventional wells and one non-producing vertical Marcellus Shale well (the “Atinum Joint Venture Assets”).

On November 1, 2010, the Company completed the Atinum Joint Venture as contemplated by the JV Agreement (the “Closing”). At Closing, Atinum paid approximately $30.0 million in cash to the Company in exchange for the interest in the Atinum Joint Venture Assets described above. Under the terms of the JV Agreement, Atinum is also obligated to fund its 50% share of drilling, completion and infrastructure costs, and will pay an additional $40.0 million in the form of a drilling carry by funding 75% of the Company’s 50% share of those same costs.  Upon the completion of the funding of the $40.0 million drilling carry, Atinum will own a 50% interest in the Atinum Joint Venture Assets, making the transaction valued at approximately $70.0 million. A post-closing title review period could result in certain purchase price adjustments.

The Company and Atinum have an initial three-year development program that calls for them to drill one horizontal Marcellus Shale well during the remainder of 2010, a minimum of 12 horizontal wells in 2011 and 24 horizontal wells in each of 2012 and 2013.  The Company will continue to serve as operator of all of the Atinum Joint Venture Assets.

The JV Agreement also established an initial area of mutual interests (“AMI”) for potential additional acreage acquisitions in Ohio and New York, along with those counties in West Virginia and Pennsylvania in which the Atinum Joint Venture Assets are located, plus areas within 2 miles of those assets.  Within the initial AMI, the Company will act as operator and will offer any future lease acquisitions to Atinum on a 50/50 basis.  For acreage in which Atinum participates, in addition to paying 50% of the acquisition costs, Atinum has agreed to pay the Company on an annual basis an amount equal to 10% of lease bonuses and third party leasing costs up to $20.0 million and 5% of such costs above $20.0 million. Until June 30, 2011, Atinum will have the right to participate in any future leasehold acquisitions made by the Company outside of the initial AMI and within West Virginia or Pennsylvania on terms identical to those governing the existing Atinum Joint Venture.

A description of the material terms of the Atinum Joint Venture can be found in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on September 24, 2010, which is incorporated herein by reference; the JV Agreement was filed as Exhibit 2.1 to such report and is incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of an Acquisition or Disposition of Assets.

The information described in Item 1.01 above relating to the Closing of the Atinum Joint Venture and the transactions contemplated by the JV Agreement is hereby incorporated by reference into this Item 2.01.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On November 2, 2010, the Company issued a press release announcing the closing of the Atinum Joint Venture described in Item 1.01 of this Current Report.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under this Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or the Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma financial information of the Company with respect to the Atinum Joint Venture for the year ended December 31, 2009 and nine months ended September 30, 2010 are included as Exhibit 99.2 hereto.

(d) Exhibits

The following is a list of exhibits filed or furnished as part of this Current Report.

Exhibit Number	Description of Document

10.1
Purchase and Sale Agreement, dated September 21, 2010, by and between Gastar Exploration USA, Inc. and Atinum Marcellus I LLC (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on September 24, 2010, and incorporated herein by reference).

99.1	Press Release, dated November 2, 2010.

99.2	Unaudited pro forma financial information of Gastar Exploration Ltd. for the year ended December 31, 2009 and nine months ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: November 5, 2010	By:	/s/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1
Purchase and Sale Agreement, dated September 21, 2010, by and between Gastar Exploration USA, Inc. and Atinum Marcellus I LLC (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on September 24, 2010, and incorporated herein by reference).

99.1	Press Release dated November 2, 2010.

99.2	Unaudited pro forma financial information of Gastar Exploration Ltd. for the year ended December 31, 2009 and nine months ended September 30, 2010.